Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation or Organization

Domestic Subsidiaries:

SITEL Operating Corporation	Delaware

SITEL International Holdings, Inc. (f/k/a ClientLogic International Holding Inc.)	Delaware

National Action Financial Services, Inc.	Georgia

SITEL Insurance Services, Inc.	Nebraska

SITEL, LLC	Delaware

SITEL International LLC (f/k/a SITEL International, Inc.)	Delaware

Sitmex-USA, LLC	Delaware

Service Zone Holdings, LLC	Delaware

Service Zone International, LLC	Florida

Catalog Resources Inc.	Delaware

Foreign Subsidiaries:

SITEL Iberica Teleservices, S.A.	Spain

SITEL International Chile Limitada	Chile

SITEL New Zealand Limited	New Zealand

SITEL (BVI) International, Inc.	British Virgin Islands

SITEL de Brasil Ltda.	Brazil

Subsidiary	Jurisdiction of Incorporation or Organization

Foreign Subsidiaries:

SITEL de Colombia, S.A.	Colombia

SITEL Panama, S.A.	Republic of Panama

SITEL Teleservices Canada, Inc.	Canada

SITEL Customer Care, Inc.	Canada

SITEL Insurance Services Canada Inc.	Canada

SITEL Europe Limited	United Kingdom

SITEL Belgium NV	Belgium

Systems Integrated Telemarketing Netherlands BV	Netherlands

SITEL India Limited	India

SITEL France Holdings, SAS	France

Delta Call S.A.	Morocco

SITEL France SAS	France

SITEL Ireland Limited	Ireland

SRM Inkasso GmbH	Germany

SITEL GmbH	Germany

SITEL UK Limited	United Kingdom

1293219 Ontario Inc.	Canada

Sitel Panama Operating Corporation, S.A.	Republic of Panama

1293220 Ontario Inc.	Canada

Sitel Canada Corporation f/k/a as ClientLogic Canada Corporation	Canada

Sitel Mexico S.A. de C.V. f/k/a ClientLogic Mexico S.A. de C.V.	Mexico

Sitel Operating Corporation India Limited, f/k/a CLl3L e-Services Limited	India

Subsidiary	Jurisdiction of Incorporation or Organization

Foreign Subsidiaries:

SITEL Philippines Corporation	Philippines

ClientLogic (UK) Holding Limited	United Kingdom

UCA&L Limited d/b/a ClientLogic	Ireland

ClientLogic Holding Limited	United Kingdom

ClientLogic Limited	United Kingdom

ClientLogic (UK) Limited	United Kingdom

ClientLogic B.V.	Netherlands